                                                                    Exhibit 5(a)



             [LETTERHEAD OF NELSON MULLINS RILEY & SCARBOROUGH, LLP]





                               September 20, 1999




Board of Directors
Powertel, Inc.
1233 O.G. Skinner Drive
West Point, Georgia 31833

         Re:      Registration Statement on Form S-2

Ladies and Gentlemen:


         This firm has acted as counsel to Powertel, Inc., a Delaware corporation (the "Company"), in connection with its registration, pursuant to a registration statement on Form S-1, Registration No. 33-96218, as amended by Post-effective Amendment No. 1 to Form S-1 on Form S-3 filed on August 7, 1996, as further amended by Post-effective Amendment No. 2 to Form S-1 on Form S-2 filed on September 13, 1999 and as further amended by Post-Effective Amendment No. 3 to Form S-1 on Form S-2 filed on September 20, 1999, with the Securities and Exchange Commission (the "Registration Statement"), for issuance of up to 1,224,557 shares of the Company's common stock, par value $0.01 per share (the "Shares"), by the Company to holders of the Company's outstanding warrants upon exercise thereof. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents:

         1.       A copy of the Registration Statement and amendments thereto.

         2. An executed copy of the Warrant Agreement dated February 1, 1996 between the Company and Bankers Trust Company.

         3. The Third Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         4. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         5. Resolutions of the Board of Directors of the Company adopted on August 23, 1995, November 17, 1995 and January 26, 1996, as certified by the Secretary of the Company as then being complete, accurate and then in effect.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have also assumed the accuracy, completeness and authenticity of the foregoing certifications of public officials, governmental agencies and departments, and corporate officials. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

         Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when issued upon exercise of the warrants, will be validly issued, fully paid and non-assessable under the General Corporation Law of the State of Delaware.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and should not be quoted in whole or in part or otherwise be referred to, or filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

         We hereby consent to the filing of this opinion letter as Exhibit 5(a) to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                             Very truly yours,

                             NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.

                             /s/ Nelson Mullins Riley & Scarborough, L.L.P.